Exhibit 10.6

SHARE EXCHANGE AGREEMENT

By and Among

KENTUCKY DIVERSIFIED FUELS, LLC,

the “Company”

BMM-EMPIRE, L.L.C. and MAXGO, LLC,

the “Members” of the Company

MXP, LLC, MIDDLE FORK DEVELOPMENT SERVICES, LLC,

The “Subsidiaries” of the Company

All collectively, the “Seller”

And

BLAZE ENERGY CORP.

the “Purchaser”

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated the 5th  day of February 2014, by and among Kentucky Diversified Fuels, LLC, a Kentucky limited liability company (the “Company”), MAXgo, LLC, a Delaware limited liability company, and BMM-Empire, L.L.C., a Kentucky limited liability company, the members of the Company (the “Members”), Middle Fork Development Services, LLC, a Kentucky limited liability company (“MFDS”), a subsidiary of the Company, and MXP, LLC, a Delaware limited liability company (“MXP”) (MXP and MFDS collectively referred to as the “Subsidiaries”, and with the Company and the Members are hereinafter collectively referred to as the “Seller”), and Blaze Energy Corp., a Delaware corporation (the “Purchaser”) (the Purchaser and the Seller being collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Company is a duly authorized Kentucky limited liability company, which owns and operates that certain coal mine in the State of Kentucky, by and through its subsidiary, Middle Fork Development Services, LLC (“MFDS”), and is in development of a coal-to-fuel production facility, by and through its subsidiary, MXP, LLC (“MXP”), which facility is to be constructed on a 24.68 acre coal impoundment, otherwise known as the Dotson Fork Site (“Dotson Fork”);

WHEREAS, the Purchaser pursuant to a Share Exchange Agreement of even date by and among Purchaser, BMM-Empire LLC, Frank Rosso and W. Keith Hall will acquire that certain coal impoundment real property known as the School House Branch Site;

WHEREAS, MFDS is a duly authorized Kentucky limited liability company, with 100 membership units issued and outstanding, and MXP is a duly authorized Delaware limited liability company, with 100 membership units issued and outstanding;

WHEREAS, the Members are the owners of one hundred percent (100%) of the issued and outstanding membership units of the Company (the “Units”), and the Company is the owner of one hundred percent (100%) of the issued and outstanding membership units of the Subsidiaries (the “Sub Units”);

WHEREAS, the Purchaser is a duly authorized, publicly held, Delaware corporation, trading over the OTC Markets under the call symbol “BLZE”, doing business at 3350 Americana Terrace, Suite 200, Boise, Idaho 83706;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, by and through an exchange of stock, all of the Seller’s right, title, and interest of the Members in and to one hundred percent (100%) of the Company’s issued and outstanding Units, on the terms and conditions set forth in this Agreement;

WHEREAS, the parties intend that this be a tax-exempt reorganization under Section 368 of the Internal Revenue Code; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations, warranties, and guarantees herein set forth, the Parties, intending to be legally bound, hereto agree as follows:

I. DEFINITIONS

1.1

Definitions.  As used in this Agreement, the capitalized terms below shall have the following meanings. The singular or plural of such terms shall apply as the context of the Agreement requires.

“Act” shall mean the Securities Act of 1933, as amended.

“Action” shall mean any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) relating to the Assets, the Real Property, the Permits, the Business, or any Person.

“Assets” as to the Company shall mean the fixed and operating assets, accounts, the Permits, rights, and entitlements listed on Schedule A, attached hereto and made a part hereof, all of which are owned by the Company.

“Assets” as to the Purchaser shall mean the fixed and operating assets, accounts, the Permits, rights and entitlements listed on Schedule B, attached hereto and made a part hereof, all of which are owned by Purchaser.

“Business” as to the Company shall mean the business of owning and operating the coal mine, otherwise known as Middle Fork Development Services, the development of a coal-to-fuel production facility, upon a 24.68 acre coal impoundment, otherwise known as the Dotson Fork Site and owning and operating the coal mine otherwise known as the School House Branch Site;

“Business” as to the Purchaser shall mean owning approximately 40,000,000 acres of subsurface coal and coal bed methane rights in the State of West Virginia.

“Closing Date” shall be as defined in Section 2.5 hereof

“Closing” shall mean the closing of the Transactions on the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean Kentucky Diversified Fuels, LLC, a Kentucky limited liability company. Unless the context provides otherwise, the Company shall include its Subsidiaries.

“Consents” shall mean any consents required pursuant to this Agreement, as more specifically set forth in the Disclosure Schedule of the Company and the Purchaser, attached hereto and made a part hereof.

“Damages” shall mean any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and disbursements (including, without limitation, expert and consulting fees, costs and expenses).

“Disclosure Schedule” means the disclosure schedule of Purchaser and Seller to be delivered at or prior to the Closing Date.

“Encumbrances” shall mean any debt, claim, mortgage, assignment, assessment, conditional sale, lease, consignment, bailment, contingent interest, lien, pledge, option, charge, easement, security interest, encumbrance, claim of forfeiture, fine, penalty, or other right, demand or claim of any Person (including any Governmental Authority), excluding liens for Taxes not yet due and payable and minor matters that are not material in amount and that do not materially detract from or limit the use of the Assets, the Permits, or the conduct of the Business.

“ERISA” shall mean the Federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the related provisions of the Code.

“Financial Statements” as to the Company shall mean the unaudited financial statements of the Company and the Subsidiaries prepared by Seller and presented to the Purchaser pursuant to the Agreement and shall mean as to the Purchaser the unaudited financial statements of Purchaser prepared by Purchaser and presented to Seller pursuant to this Agreement.

“Governmental Authority” shall mean any domestic, federal, state or local department, official, commission, authority, board, bureau, agency or other public body.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” or “Belief” (whether such term is capitalized or not).  Knowledge or belief of the Seller shall mean the actual knowledge or belief of any officer or director of the Company or of the Members.  Knowledge or belief of Purchaser shall mean the actual knowledge or belief of each Board of Director of Purchaser.

“Laws” shall mean all federal, state, county, or local laws, statutes, ordinances, regulations and rules applicable to any Person, including, without limitation, all laws, statutes, ordinances, regulations and rules issued by any Governmental Authority, relating to or regulating the Assets, the Business of the Company or the actions of the Parties.

“Members” shall mean Frank Rosso, W. Keith Hall, Philip Haan, and Richard Fons.

“Orders” shall mean all orders, judgments, writs, injunctions, decrees, authorizations, or awards of any court or administrative body or of any other Governmental Authority, which may be applicable to the Assets, the Permits, and the Business, or to any Person in connection therewith.

“Parties” shall mean the Company, the Purchaser, the Members and the Seller, collectively.

“Permits” shall mean all permits, licenses, and authorizations, and all zoning variances, approvals, consents, orders, agreements with, or other authorizations issued by any Governmental Authority to or affecting the Company and the Subsidiaries in connection with the Assets or the Business.

“Person” shall mean any natural person, corporation, partnership, unincorporated association, limited liability company, trust, joint venture or trade group, the federal, state or local government, any Governmental Authority, or any entity or group that is a part of, or associated with, any of the foregoing.

“Purchase Price” shall be as defined in Section 2.3 hereof.

“Purchaser” shall mean Blaze Energy Corp., a state of Delaware corporation and unless the context provides otherwise, includes its Subsidiary.

“Purchaser SEC Documents” means all documents filed by the Purchaser with the Securities and Exchange Commission (“SEC”), including an Information and Disclosure Statement prepared pursuant to Rule15c2-(11)(a)(5) up to and including the date of Closing.

“Representative” shall mean any officer, director, principal, attorney, attorney-in-fact, agent, accountant, consultant, or employee of any Party.

“Securities Laws” shall mean any securities law (other than the Act) of any state, territory, or commonwealth of the United States.

“Seller” shall mean the Person listed as such in the Preamble of this Agreement, each of whom shall execute this Agreement in such capacity.

“Subsidiaries” as to the Company shall mean MXP, LLC, a Delaware limited liability company, and Middle Fork Development Services, LLC, a Kentucky limited liability company.

“Subsidiary” as to the Purchaser shall mean Blaze Minerals LLC.

 “Sub Units” shall mean 100 membership units of MXP, issued in the name of the Company, which constitute all of the issued and outstanding units of the MXP, and 100 membership units of MFDS, issued in the name of the Company, which constitute all of the issued and outstanding units of the MFDS.

“Taxes” shall mean all taxes, fees, levies, duties, charges or other like assessments, including, without limitation, any and all income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, and franchise taxes imposed by or payable to any federal, state, county or local government taxing authority, or any subdivision or agency thereof, including all interest, penalties, or incremental amounts added thereto in accordance with such provisions or by any governmental action.

“Tax Return” shall mean any report, return, declaration or other information required to be supplied to any taxing authority in connection with Taxes.

“Transactions” shall mean the transactions contemplated under this Agreement and the other instruments and agreements referred to herein.

“Units” shall mean 100 membership units of the Company, issued in the name of the Members, which constitute all of the issued and outstanding units of the Company.

II. THE SHARE EXCHANGE

2.1

Exchange of Company Units.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Members will convey, assign, transfer and deliver to Purchaser, and Purchaser will acquire and accept from Members, all right, title and interest in and to the Units, free and clear of any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind (collectively, “Liens”).

2.2

Conveyance.  Such conveyance, assignment, transfer and delivery shall be effected by delivery to the Purchaser of the Units, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Units to Purchaser, free and clear of any and all Liens.

2.3

Consideration.  In consideration for the Units, and upon the terms and subject to the conditions of this Agreement, Purchaser will deliver or cause to be delivered Fifty Million (50,000,000) duly authorized, validly issued, fully paid and nonassessable shares of common stock of Purchaser (the “Blaze Stock”) to the Members, which shares shall bear a restrictive legend in accordance with Rules 144 and 502 promulgated under the Securities Act of 1933..

2.4

Transfer Restrictions; Legend.

(a)

The shares of Blaze Stock to be issued to the Members pursuant hereto will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Closing Date and may not be transferred, sold or otherwise disposed of by Members except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

(b)

Each certificate representing shares of Blaze Stock issued by Purchaser to the Members in accordance with Section 1.3 shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS

2.5

Closing Schedule.  The Parties intend to close on or before March 31, 2014 (the “Closing Date”), or at such other place or time as the Parties may agree.

2.6

Liabilities to be Assumed.  The Purchaser will not assume, accept and become liable for any the Company debts, liabilities or obligations, or for any Taxes or Encumbrances, affecting the Assets, the Permits, or the Business.

2.7

Collateral Agreements.  Contemporaneous with the Closing, the Parties hereto agree to execute the following agreements in a form mutually agreed upon by the Parties and their counsel at or prior to Closing (which, with this Agreement, shall be collectively referred to as the “Closing Documents”):

(a)

Loan Agreement;

(b)

Voting Agreement;

(c)

Opinion of Robert Mottern, Esq.;

(d)

Opinion of Pearlman Schneider LLP; and

(e)

Resolution of the Board of Directors of the Purchaser approving the execution, delivery and performance of the Closing Documents.

2.8

Board Representation/Purchaser.  At Closing, the Purchaser agrees to cause its Board of Directors to be reconstituted, pursuant to the terms and conditions of a Voting Agreement, executed of even date herewith, and incorporated herein as part of the Closing Documents.

III. REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser as follows:

(a)

Organization, Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Kentucky and has all requisite corporate power and authority to own, lease, operate and carry on the Company’s business as it is now being conducted. Other than Kentucky, the Company is not required to be licensed, qualified or authorized as a foreign corporation in any jurisdiction.  The Seller has delivered to the Purchaser complete and correct copies of the Articles of Organization and LLC Formation Agreement of the Company.  The minute books of the Company contain an accurate record of meetings of the Company’s Management Committee and of its Members.  All such records have been made available to the Purchaser for inspection prior to Closing.

(b)

Capital Structure and Ownership of the Units.  The Company has authorized One Hundred (100) membership Units, all of which are issued and outstanding, and prior to Closing are held exclusively by the Members.  The Units have been duly authorized and validly issued and are fully paid and non-assessable.  The Members own one hundred (100%) percent of the Units, free and clear of all Taxes and Encumbrances.

MFDS and MXP have each authorized One Hundred (100) membership Sub Units, outstanding and are held exclusively by the Members.  The Sub Units have been duly authorized and validly issued and are fully paid and non-assessable. The Company owns one hundred (100%) percent of the Sub Units, free and clear of all Taxes and Encumbrances.

(c)

Authority.  This Agreement has been duly authorized by all necessary corporate action of the Company and the Members.  This Agreement has been validly executed and delivered by each of said Parties and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.  The execution, delivery, and performance by the Company and the Members of this Agreement does and will not (1) conflict with, or result in a breach or violation of or default, (or give rise to any right of termination, cancellation or acceleration), under the Operating Agreement or Articles of Organization of the Company, or conflict with, or result in a breach or violation of, or default under (or give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, indenture, lease, license, permit, agreement, Encumbrance, or any other instrument or obligation to which the Company or the Members may be a party, or by which the Company, the Members may be bound; or (2) violate any Law or Order applicable to the Company or the Members.  Except for the Consents to be obtained by the Seller and provided to the Purchaser prior to the Closing Date, which Consents are specifically listed on the Disclosure Schedule, attached hereto and made a part hereof, no consent or approval by any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement by the Company and the Members.

(d)

Compliance with Law.  The Company possesses all rights, privileges, memberships, licenses, franchises, leases, and Permits which are material to the ownership and operation of the Assets or the conduct of the Business of the Company in all places where such Business is now being conducted. To the best of the knowledge and belief of the Seller, neither the Company nor its Members, officers, directors, or employees has been denied admission or authority to conduct any type of business in any jurisdiction or had a license or qualification to conduct its business in any jurisdiction revoked or suspended, nor to the best of the knowledge and belief of the Seller, is any such action pending or threatened. To the best of the knowledge and belief of the Seller, neither the Company, nor its Subsidiaries, Members, directors, officers, or employees, are in violation of any applicable Law or Order in connection with the Business of the Company or Subsidiaries.

(e)

Financial Statements.  Attached as Schedule C hereto and made a part hereof, are the unaudited Financial Statements of the Company and the Subsidiaries for the fiscal years ended December 31, 2012 and 2013. The Financial Statements have been compiled by the Seller's Accountants and are correct and complete, were prepared in accordance with generally accepted accounting principles, are in accordance with the books and records of the Company and the Subsidiaries respectively, have been prepared in accordance with good business practices, consistently applied throughout the periods covered thereby, and fairly present the financial position of the Company and the Subsidiaries respectively, at the respective dates thereof and the results of the Company’s and its Subsidiaries operations for the respective periods then ended.

(f)

Absence of Material Adverse Change.  Between January 1, 2014, and the date of this Agreement’s Closing, there has been no material adverse change in the condition (financial or otherwise), of the Company or its Subsidiaries, the Units, assets, liabilities, earnings, net worth, business activities, or prospects of the Company or Subsidiaries, that has not been disclosed to Purchaser in the Disclosure Schedule.

(g)

Absence of Undisclosed Liabilities.  Between January 1, 2014 and the date of this Agreement’s Closing, except as reflected in the Financial Statements of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has liabilities of any nature whatsoever, known or unknown, fixed or contingent, except liabilities incurred in the ordinary course of business (which unpaid liabilities incurred other than in the ordinary course do not in the aggregate exceed Fifteen Thousand ($15,000) Dollars.

(h)

Documents Furnished.  The Seller has previously delivered to the Purchaser a list, which is attached hereto as Schedule D and made a part hereof, of the following documents, and a true and complete copy of all documents referred to have been delivered or have or will be made available to the Purchaser or its Representatives for inspection upon reasonable notice:

(i)

all instruments representing or providing for any Encumbrance upon the Assets, any outstanding indebtedness of or held by the Company or the Subsidiaries, for money borrowed and all credit agreements and letters of credit to which the Company or its Subsidiaries are a party;

(ii)

all collective bargaining, employment, consulting, termination, executive compensation, incentive compensation, deferred compensation, bonus, profit sharing, retirement, pension, group insurance, liability, death benefit and other agreements plans relating, officers or employees of the Company or its Subsidiaries;

(iii)

the names and current compensation of each director, officer, employee of the Company or its Subsidiaries, whose annual compensation is in excess of $25,000;

(iv)

all interests in real property owned, leased or otherwise used or claimed by the Company or its Subsidiaries and, with respect to each such interest, the amount of any mortgage or lien encumbering any of the same and the nature of any improvements situated thereon;

(v)

all insurance policies of whatsoever kind now in force held by the Company, its Subsidiaries, or under which the Company, its Subsidiaries, the Assets, the Business, and/or the Company’s or Subsidiaries officers, directors, employees, and Members are insured in regards to their activities for or on behalf of the Company or the Subsidiaries respectively, together with copies of all claims submitted by, against, or on behalf of the Company or Subsidiaries, under such policies within the past five (5) years;

(vi)

all Permits held by the Company, its Subsidiaries, or by any of its Members, directors, officers, and or employees with respect to the Assets or the Business of the Company;

(vii)

all servicing, franchise, warranty, referral, waste brokerage, pending sales, independent contractor, consulting and management agreements to which the Company or the Subsidiaries is a party or pursuant to which the Company or the Subsidiaries are a beneficiary;

(viii)

the names of all pensioned employees of the Company or Subsidiaries, whose pensions are unfunded or are not paid pursuant to a written Plan or arrangement, and their respective ages and current annual pension rates;

(ix)

all bank accounts, escrow deposit accounts, and safe deposit boxes of the Company and its Subsidiaries, with an identification of the name of the bank, account number and the Persons authorized to draw thereon or having access thereto. The Members will not take any action to change the authorized signatories on the Company’s or Subsidiaries’ bank and/or financial accounts;

(x)

the nature and location of, any documentation relating to, any other real estate or other facilities of the Company or its Subsidiaries which have been sold or closed or otherwise terminated within the past five (5) years;

(xi)

each other contract or agreement not listed with respect to the above items to which the Company or the Subsidiaries are a party, and which involves or may involve aggregate future payments to or by the Company or Subsidiaries in excess of Ten Thousand ($10,000) Dollars.  The Seller warrants that the aggregate payments involved under all such contracts or agreements not disclosed in writing to the Purchaser do not exceed in the aggregate Twenty Five Thousand ($25,000) Dollars;

(xii)

the names of all persons holding powers of attorney, if any, with respect to the Company or its Subsidiaries, or holding proxies, if any, with respect to the Units; and

(xiii)

each notice and all correspondence received by the Company, its Subsidiaries, or any Members, from any Governmental Authority or Taxing Authority, with respect to Assets, the Permits, or the Business, within the past year.

(i)

Tax Matters.  The Company and its Subsidiaries, to their knowledge and belief, have filed all Tax Returns required to be filed and all Taxes shown by such returns or claimed by any taxing authority to be due and payable have been paid or accrued by the Company and the Members as the case may be.  To their knowledge and belief, no examination of the Tax Returns of the Company or its Subsidiaries has ever been made by the IRS. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid Tax against the Company or its Subsidiaries, nor are there any Orders now pending against the Company or its Subsidiaries in respect of any unpaid Tax, or any matters under discussion with any Governmental Authority relating to any amount of unpaid Taxes.  Except to the extent of any reserves which are specifically reflected on the latest quarterly balance sheets of the Company or its Subsidiaries, heretofore furnished by the Seller to the Purchaser, there are no liabilities to any federal, state or local taxing authority, which is due or which will become due for any period commencing prior to the date of such balance sheets.

(j)

Options, Warrants, etc.  Except as set forth in the Disclosure Schedule and made a part hereof, there are no options, warrants, calls, commitments or agreements of any character to which the Company, its Subsidiaries, or the Members may be a party, or by which any of them is bound, which provides (1) for the issuance or sale of Units or any other class of capital stock of the Company or its Subsidiaries, or any securities representing the right to purchase, acquire, or otherwise receive any such capital stock (including the Units), or (2) the sale or right of first refusal by the Company or its Subsidiaries of any interest in the Assets or the Business of the Company or its Subsidiaries.

(k)

Permits, Licenses, Copyrights, Patents, Trademarks and Trade Names.  The Company and the Members have previously furnished to the Purchaser a list of all Permits, licenses, copyright, patents, trademarks, trade names, service marks and registrations and applications therefor, possessed or used by the Company or its Subsidiaries; all license, copyright, patent, trademark, trade name or service mark license, assignments, or royalty agreements to which the Company or its Subsidiaries is a party; and all contracts with employees or others relating in whole or in part to disclosure, nondisclosure, assignment or patenting of inventions, discoveries, improvements, processes, formulas or other know-how. Such list is set forth in the Disclosure Schedule attached hereto and made a part hereof. The Company and its Subsidiaries have clear record title to all Permits, licenses, copyrights, patents, trademarks, trade names, service marks and registrations and applications thereof listed on said list; has not entered in to any agreements, contracts or licenses that would impair free and unencumbered use of the items listed.  The Seller does not know of any asserted infringement by the Company or its Subsidiaries, and does not believe that the Company or its Subsidiaries is infringing, upon any copyright, patent, trademark, trade name, or service mark of another Person.  The Permits, licenses, copyrights, patents, trademarks, trade names, and service marks used or possessed by the Company or its Subsidiaries are sufficient to enable it to continue conducting its Business as it is now being conducted.

(l)

The Assets.

(i)

The Company and the Subsidiaries have good and marketable title to the Assets listed on Schedule A, all of which are carried on its books and reflected on its latest Financial Statements furnished by Seller to the Purchaser (except personal property sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and having an aggregate value of not more than Fifteen Thousand ($15,000)

Dollars, free and clear of all Encumbrances of any nature whatsoever, except for Encumbrances reflected in such Financial Statements and liens for current Taxes not yet due and payable; and

(ii)

Except as set forth in the Disclosure Schedule attached hereto and made a part hereof, all Assets used in the Business or operations of the Company and the Subsidiaries, are, in all material respects, in good operation and repair. The character and nature of such Assets are adequate to permit the Company and its Subsidiaries to operate the Business as is currently being conducted.

(iii)

Except as set forth in the Disclosure Schedule, attached hereto and made a part hereof, are all the excluded assets which are not used in the Business or operation of the Company or its Subsidiaries, which have previously been disposed of by the Company or the Subsidiaries respectively, and disclosed to Purchaser.

(m)

Agreements in Force and Effect.  All contracts, agreements, plans, leases, policies, permits, licenses, and other documents furnished by the Seller to the Purchaser or referred to in any list or schedule or updated schedule furnished by the Seller to the Purchaser are complete, accurate, valid and enforceable in accordance with their respective terms, and at the time of Closing will be in full force and effect. To the best of the knowledge and belief of the Seller, neither the Company nor its Subsidiaries are in breach of any material provision of, or in default in any material respect under the terms of any such contract, agreement, plan, lease, policy, Permit, license or document to which the Company or its Subsidiaries are a party or under any Law or Order relating thereto.

(n)

Legal Proceedings, etc.  Except as set forth in the Disclosure Schedule attached hereto and made a part hereof, to the best of the knowledge and belief of the Seller, there is no basis for, nor is there any Order, or any legal, equitable, administrative, arbitration or other proceeding or governmental investigation pending or threatened with respect to the Assets, the Permits, or the Business, which, alone or in the aggregate, might result in money damages payable by the Company or its Subsidiaries, or which might result in an injunction against the Company, its Subsidiaries, or the Members, or which might adversely affect the condition (financial or otherwise), Business, operations, prospects, properties, Units, earnings or net worth of the Company or its Subsidiaries.  Neither the Company, its Subsidiaries, nor any of the Members is a party to any agreement or instrument, or subject to any charter or other corporate restrictions or any judgment, Law, Order, writ injunction, decree, rule, regulation, code or ordinance which adversely affects, or might reasonably be expected to adversely affect, the Business, operations, prospects, Assets, the Units or condition (financial or otherwise) of the Company or its Subsidiaries.

(o)

Labor Relations.  There are no controversies pending or, to the knowledge of the Seller, threatened between the Company, the Subsidiaries, and its Members, directors, officers, employees, or consultants.  The Seller has no knowledge of any organizational efforts respecting employees of the Company or its Subsidiaries presently being made or threatened by or on behalf of any labor organization.  Neither the Company, nor its Subsidiaries are in violation of any applicable labor Law or Order with respect to its Business.

(p)

Books and Records.   The books and records of the Company and its Subsidiaries are in all material respects complete and accurate and have been maintained in accordance with good business practices, consistently applied, and all applicable Laws, Orders, and regulations.

(q)

Questionable Payments.  Neither the Company, the Subsidiaries, nor its Members, directors, officers, agents, employees or other persons associated with or active on behalf of the Company or its Subsidiaries have used any corporate funds of the Company or its Subsidiaries respectively for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained, or any unlawful or unrecorded fund of corporate monies or other Company or Subsidiaries’ assets; made any false or fictitious entries on the books or records of the Company or its Subsidiaries; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or any material favor or gift which is not deductible for Tax purposes.

(r)

Insurance.  All insurance policies listed in the Disclosure Schedule, attached hereto and made a part hereof, are in full force and effect and, to the knowledge and belief of the Seller, adequately insure the Company and its Subsidiaries against risks relating to the Assets, or incurred in the Business.

(s)

Compliance with ERISA.  To the best of the knowledge and belief of the Seller, the Company and the Subsidiaries are in substantial compliance with the provisions of and regulations under ERISA, and the Code, which are applicable to any pension or other employee benefit plan established or maintained by the Company or to which contributions are made by the Company (the or a “Plan”) and the Company has met all of the funding standards applicable to each Plan, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under any provision of applicable Law.  The estimated current value of the benefits vested under each Plan does not, and upon termination of such Plan will not, exceed the estimated current value of such Plan’s assets.  The Company has not, with respect to any Plan, engaged in a prohibited transaction, as provided in Section 406 of ERISA or Section 4975(c) of the Code.

(t)

Affiliate Transactions.  The Seller has previously disclosed to the Purchaser, in sufficient detail, the types of transactions, if any, since January 1, 2014, which have taken place between the Company and the Members, or any Person or entity in which the Members, or any of them, have or has an interest.

(u)

Deposits.  There is no shortage or deficiency in any account containing funds deposited by or held on behalf of the Company or its Subsidiaries.

(v)

Operations up and until this Agreement’s Closing date:

(i)

The Company and the Subsidiaries have operated its business in substantially the ordinary course, and used its best efforts to preserve intact its present business organization and its relationships with persons having business dealings with it.

(ii)

The Company or the Subsidiaries have not (1) entered into or amended any of the Plans, agreements, arrangements listed in the Disclosure Schedule or made contributions thereto; (2) created or otherwise become liable with respect to any indebtedness for money borrowed (including any guarantee of indebtedness) or purchase money indebtedness; (3) amended its Articles of Organization or Operating Agreement of similar formation agreement; (4) issued, transferred or purchased or contracted to issue, transfer or purchase any units or membership equity or securities exchangeable for, or convertible into, Units; (5) declared or made any dividend or distribution on its Units or securities exchangeable for, or convertible into, Units; (6) made any capital expenditures, capital additions or capital improvements in excess of $50,000 in the aggregate, except as may be accurately reflected in the books and records of the Company or its Subsidiaries; (7) entered into or assumed or amended any contract or obligation except in the ordinary course of business; or (8) waived any right of substantial value.

(iii)

The Company has maintained its books, accounts and records in accordance with good business practices in the usual, regular and ordinary manner, on a basis consistent with prior years and no changes have been made in accounting practices or procedures.

(w)

Disclosure.  Neither this Agreement nor any document or information furnished to the Purchaser pursuant to this Agreement or in connection with the Transactions contemplated hereby contains any untrue statement of a material fact or omissions of any state a material fact necessary to make the statements contained herein or therein not misleading.

(x)

Environmental Matters.  To the best of the knowledge and belief of the Seller, the Company and its Subsidiaries have obtained all Permits, licenses and other authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including federal, state, county and local regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

To the best of the knowledge and belief of the Seller, the Company and its Subsidiaries are in full compliance in the conduct of the Business with all terms and conditions of the required Permits, licenses and authorizations, and is also in full compliance with all other environmental limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any state, Federal or local regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

In connection with the Business, the Seller, to the best of the knowledge and belief of the Seller, is not aware of, nor has the Company, the Subsidiaries, or the Seller received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, controlled,  or hazardous substance or waste.

To the best of the knowledge and belief of the Seller, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against the Company in connection with the conduct of the Business, relating in any way to the foregoing laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

The Seller agrees to cooperate with the Purchaser in connection with the Purchaser's application for the transfer, renewal or issuance of any Permits, licenses, approvals or other Company or Subsidiary owned or used Permits, licenses, or other authorizations or to satisfy any environmental regulatory requirements involving the Business conducted by the Company or its Subsidiaries.

(y)

Purchaser SEC Documents.  The Members represents and warrants that it has read the Purchaser SEC Documents, and has been afforded the opportunity to ask the Purchaser any questions which it desires about the Purchaser's business, financial condition, and corporate history prior to the Closing.

3.2

Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Seller as follows:

(a)

Organization, Standing and Power.  The Purchaser is a business corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease, operate and carry on the Purchaser’s business as it is now being conducted. Other than West Virginia, the Purchaser is not required to be licensed, qualified or authorized as a foreign corporation in any jurisdiction.  The Purchaser shall deliver to the Seller complete and correct copies of the Articles of Incorporation, the Bylaws, and the minute book of the Purchaser.  The minute books of the Purchaser contain an accurate record of meetings of the Company’s Board of Directors and its shareholders.  All such records have been made available to the Seller for inspection prior to Closing.

(b)

Capital Structure.  The authorized capital stock of the Purchaser consists of Five Hundred Million (500,000,000) shares of the $0.001 par value common stock, of which approximately 222,453,037 shares are issued and are outstanding, and 1,000,000 shares of $0.001 par value preferred stock, of which no shares are issued and outstanding. The Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, except as set forth on the Disclosure Schedule.

(c)

Authority.  The execution, delivery, and performance of this Agreement, and all related instruments and agreements by the Purchaser have been duly authorized by all necessary corporate action, and will not (1) conflict with or result in any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under, the respective By-Laws or Certificate of Incorporation of the Purchaser, or any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which the Purchaser is a party or by which either of them is bound; or (2) violate any law, order, rule or regulation applicable to the Purchaser.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchaser, except such as has been obtained, as more specifically set forth on the Disclosure Schedule, attached hereto and made a part hereof.

(d)

Corporate Issues.  The Blaze Stock issuable to Seller shall (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Purchaser: (ii) upon the liquidation, dissolution or winding up of the affairs of the Purchaser, after payments have been made to holders of senior securities, if any, the holders of the common stock are entitled to share ratably in all the assets of the Purchaser available for distribution to holders of common stock; and (iii) are entitled to one vote per share in the election of directors and on all other matters which properly come before the shareholders of the Purchaser.

(e)

Compliance with Law.  The Purchaser possesses all rights, privileges, memberships, licenses, franchises, leases, and Permits which are material to the ownership and operation of the Assets or the conduct of the Business of the Purchaser in all places where such Business is now being conducted. To the best of the knowledge and belief of the Purchaser, neither the Purchaser nor its officers, directors, or employees has been denied admission or authority to conduct any type of business in any jurisdiction or had a license or qualification to conduct its business in any jurisdiction revoked or suspended, nor to the best of the knowledge and belief of the Purchaser, is any such action pending or threatened. To the best of the knowledge and belief of the Purchaser, neither the Purchaser, nor its directors, officers, or employees, is in violation of any applicable Law or Order in connection with the Business of the Purchaser.

(f)

Purchaser SEC Documents.  Purchaser is not current with the filing of reports with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) with the last filing being made in December 2008.

(g)

Issuance of Blaze Stock.  The Blaze Stock, upon issuance to the Members, will represent validly issued, fully paid and non-assessable shares of common stock of Purchaser and that the issuance of a certificate representing the Blaze Stock is not in violation of any of the provisions of its Articles of Incorporation or Bylaws, or any agreements, instruments or other obligations entered into by Purchaser.

(h)

Exempt Issuance.  The issuance of the Blaze Stock will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

(i)

Investment Company.  Purchaser is not an investment company within the meaning of Section 3 of the Investment Company Act.

(j)

Financial Statements.  Attached as Schedule F hereto and made a part hereof, are the unaudited Financial Statements of the Purchaser for the fiscal years ended December 31, 2012 and 2013. The Financial Statements have been compiled by the Purchaser's Accountants and are correct and complete, were prepared in accordance with generally accepted accounting principles, are in accordance with the books and records of the Purchaser, have been prepared in accordance with good business practices, consistently applied throughout the periods covered thereby, and fairly present the financial position of the Purchaser, at the respective dates thereof and the results of the Purchaser’s operations for the respective periods then ended.

(k)

Absence of Material Adverse Change.  Between January 1, 2014 and the date of this Agreement’s Closing, there has been no material adverse change in the condition (financial or otherwise), of the Purchaser, assets, liabilities, earnings, net worth, business activities, or prospects of the Purchaser, that has not been disclosed in the Disclosure Schedule.

(l)

Absence of Undisclosed Liabilities.  Between January 1, 2014 and the date of this Agreement’s Closing, except as reflected in the Financial Statements of the Purchaser and its Subsidiary, the Purchaser and its Subsidiary have no liabilities of any nature whatsoever, known or unknown, fixed or contingent, except liabilities incurred in the ordinary course of business (which unpaid liabilities incurred other than in the ordinary course do not in the aggregate exceed Fifteen Thousand ($15,000) Dollars.

(m)

Documents Furnished.  The Purchaser has previously delivered to the Seller a list, which is attached hereto as Schedule G and made a part hereof, of the following documents, and a true and complete copy of all documents referred to have been delivered or have or will be made available to the Seller or its Representatives for inspection upon reasonable notice:

(i)

all instruments representing or providing for any Encumbrance upon the Assets, any outstanding indebtedness of or held by the Seller, for money borrowed and all credit agreements and letters of credit to which the Seller is a party;

(ii)

all collective bargaining, employment, consulting, termination, executive compensation, incentive compensation, deferred compensation, bonus, profit sharing, retirement, pension, group insurance, liability, death benefit and other agreements plans relating, officers or employees of the Purchaser;

(iii)

the names and current compensation of each director, officer, employee of the Purchaser, whose annual compensation is in excess of $25,000;

(iv)

all interests in real property owned, leased or otherwise used or claimed by the Purchaser and, with respect to each such interest, the amount of any mortgage or lien encumbering any of the same and the nature of any improvements situated thereon;

(v)

all insurance policies of whatsoever kind now in force held by the Purchaser, or under which the Purchaser, its Subsidiary, the Assets, the Business, and/or the Purchaser’s officers, directors, employees, and shareholders are insured in regards to their activities for or on behalf of the Purchaser, together with copies of all claims submitted by, against, or on behalf of the Purchaser, under such policies within the past five (5) years;

(vi)

all Permits held by the Purchaser, or by its Subsidiary, directors, officers, and or employees with respect to the Assets or the Business of the Purchaser;

(vii)

all servicing, franchise, warranty, referral, waste brokerage, pending sales, independent contractor, consulting and management agreements to which the Purchaser is a party or pursuant to which the Purchaser is a beneficiary;

(viii)

the names of all pensioned employees of the Purchaser, whose pensions are unfunded or are not paid pursuant to a written Plan or arrangement, and their respective ages and current annual pension rates;

(ix)

all bank accounts, escrow deposit accounts, and safe deposit boxes of the Purchaser, with an identification of the name of the bank, account number and the Persons authorized to draw thereon or having access thereto. The directors will not take any action to change the authorized signatories on the Purchaser’s bank and/or financial accounts;

(x)

the nature and location of, any documentation relating to, any other real estate or other facilities of the Purchaser which have been sold or closed or otherwise terminated within the past five (5) years;

(xi)

each other contract or agreement not listed with respect to the above items to which the Purchaser is a party, and which involves or may involve aggregate future payments to or by the Purchaser in excess of Ten Thousand ($10,000) Dollars.  The Purchaser warrants that the aggregate payments involved under all such contracts or agreements not disclosed in writing to the Seller do not exceed in the aggregate Twenty Five Thousand ($25,000) Dollars;

(xii)

the names of all persons holding powers of attorney, if any, with respect to the Purchaser, or holding proxies, if any, with respect to the shares of Purchaser’s common stock; and

(xiii)

each notice and all correspondence received by the Company, or any Members, from any Governmental Authority or Taxing Authority, with respect to Assets, the Permits, or the Business, within the past year.

(n)

Tax Matters.  The Company and its Subsidiary, to the best of its knowledge and belief, has filed all Tax Returns required to be filed and all Taxes shown by such returns or claimed by any taxing authority to be due and payable have been paid or accrued by the Company and its Subsidiary as the case may be.  To their knowledge and belief, no examination of the Tax Returns of the Company has ever been made by the IRS. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid Tax against the Purchaser, nor are there any Orders now pending against the Company in respect of any unpaid Tax, or any matters under discussion with any Governmental Authority relating to any amount of unpaid Taxes.  Except to the extent of any reserves which are specifically reflected on the latest quarterly balance sheets of the Company, heretofore furnished by the Seller to the Purchaser, there are no liabilities to any federal, state or local taxing authority, which is due or which will become due for any period commencing prior to the date of such balance sheets.

(o)

Options, Warrants, etc.  Except as set forth in the Disclosure Schedule and made a part hereof, there are no options, warrants, calls, commitments or agreements of any character to which the Purchaser, or its officers, directors or employees may be a party, or by which any of them is bound, which provides (1) for the issuance or sale of shares or any other class of capital stock of the Purchaser, or any securities representing the right to purchase, acquire, or otherwise receive any such capital stock, or (2) the sale or right of first refusal by the Purchaser of any interest in the Assets or the Business of the Purchaser.

(p)

Permits, Licenses, Copyrights, Patents, Trademarks and Trade Names.  Purchaser has previously furnished to the Seller a list of all Permits, licenses, copyright, patents, trademarks, trade names, service marks and registrations and applications therefor, possessed or used by the Purchaser; all license, copyright, patent, trademark, trade name or service mark license, assignments, or royalty agreements to which the Purchaser is a party; and all contracts with employees or others relating in whole or in part to disclosure, nondisclosure, assignment or patenting of inventions, discoveries, improvements, processes, formulas or other know-how. Such list is set forth in the Disclosure Schedule and made a part hereof. The Purchaser has clear record title to all Permits, licenses, copyrights, patents, trademarks, trade names, service marks and registrations and applications thereof listed on said Schedule; has not entered in to any agreements, contracts or licenses that would impair free and unencumbered use of the items listed in the Schedule.  The Purchaser does not know of any asserted infringement by the Purchaser, and does not believe that the Purchaser is infringing, upon any copyright, patent, trademark, trade name, or service mark of another Person.  The Permits, licenses, copyrights, patents, trademarks, trade names, and service marks used or possessed by the Purchaser are sufficient to enable it to continue conducting its Business as it is now being conducted.

(q)

The Assets.

(i)

The Purchaser has good and marketable title to the Assets listed on Schedule A, all of which are carried on its books and reflected on its latest Financial Statements furnished by Purchaser to the Seller (except personal property sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and having an aggregate value of not more than Fifteen Thousand ($15,000) Dollars, free and clear of all Encumbrances of any nature whatsoever, except for Encumbrances reflected in such Financial Statements and liens for current Taxes not yet due and payable; and

(ii)

Except as set forth on the Disclosure Schedule attached hereto and made a part hereof, all Assets used in the Business or operations of the Purchaser, are, in all material respects, in good operation and repair. The character and nature of such Assets are adequate to permit the Company to operate the Business as is currently being conducted.

(iii)

Set forth in the Disclosure Schedule and made a part hereof, are all the excluded assets which are not used in the Business or operation of the Company, which have previously been disposed of by the Company, and disclosed to Purchaser.

(r)

Agreements in Force and Effect.  All contracts, agreements, plans, leases, policies, permits, licenses, and other documents furnished by the Purchaser to the Seller or referred to in any list or schedule or updated schedule furnished by the Purchaser to the Seller are complete, accurate, valid and enforceable in accordance with their respective terms, and at the time of Closing will be in full force and effect. To the best of the knowledge and belief of the Purchaser, the Purchaser is not in breach of any material provision of, or in default in any material respect under the terms of any such contract, agreement, plan, lease, policy, Permit, license or document to which the Purchaser is a party or under any Law or Order relating thereto.

(s)

Legal Proceedings, etc.  Except as set forth in the Disclosure Schedule attached hereto and made a part hereof, to the best of the knowledge and belief of the Purchaser, there is no basis for, nor is there any Order, or any legal, equitable, administrative, arbitration or other proceeding or governmental investigation pending or threatened with respect to the Assets, the Permits, or the Business, which, alone or in the aggregate, might result in money damages payable by the Purchaser, or which might result in an injunction against the Purchaser, or which might adversely affect the condition (financial or otherwise), Business, operations, prospects, properties, earnings or net worth of the Purchaser.  Purchaser is not a party to any agreement or instrument, or subject to any charter or other corporate restrictions or any judgment, Law, Order, writ injunction, decree, rule, regulation, code or ordinance which adversely affects, or might reasonably be expected to adversely affect, the Business, operations, prospects, Assets, the Units or condition (financial or otherwise) of the Purchaser.

(t)

Labor Relations.  There are no controversies pending or, to the knowledge of the Purchaser, threatened between the Purchaser and its directors, officers, employees, or consultants.  The Seller has no knowledge of any organizational efforts respecting employees of the Purchaser presently being made or threatened by or on behalf of any labor organization.  The Purchaser is not in violation of any applicable labor Law or Order with respect to its Business.

(u)

Books and Records.  The books and records of the Purchaser are in all material respects complete and accurate and have been maintained in accordance with good business practices, consistently applied, and all applicable Laws, Orders, and regulations.

(v)

Questionable Payments.  Neither the Purchaser, nor its directors, officers, agents, employees or other persons associated with or active on behalf of the Purchaser have used any corporate funds of the Purchaser for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained, or any unlawful or unrecorded fund of corporate monies or other Purchaser assets; made any false or fictitious entries on the books or records of the Purchaser; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or any material favor or gift which is not deductible for Tax purposes.

(w)

Insurance.  All insurance policies listed on the Disclosure Schedule attached hereto and made a part hereof, are in full force and effect and, to the knowledge and belief of the Seller, adequately insure the Purchaser against risks relating to the Assets, or incurred in the Business.

(x)

Compliance with ERISA.  To the best of the knowledge and belief of the Purchaser, the Company is in substantial compliance with the provisions of and regulations under ERISA, and the Code, which are applicable to any pension or other employee benefit plan established or maintained by the Company or to which contributions are made by the Company (the or a “Plan”) and the Company has met all of the funding standards applicable to each Plan, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under any provision of applicable Law.  The estimated current value of the benefits vested under each Plan does not, and upon termination of such Plan will not, exceed the estimated current value of such Plan’s assets.  The Company has not, with respect to any Plan, engaged in a prohibited transaction, as provided in Section 406 of ERISA or Section 4975(c) of the Code.

(y)

Deposits.  There is no shortage or deficiency in any account containing funds deposited by or held on behalf of the Purchaser.

(z)

Disclosure.  Neither this Agreement nor any document or information furnished to the Seller pursuant to this Agreement or in connection with the Transactions contemplated hereby contains any untrue statement of a material fact or omissions of any state a material fact necessary to make the statements contained herein or therein not misleading.

(aa)

Environmental Matters.  To the best of the knowledge and belief of the Purchaser, the Purchaser has obtained all Permits, licenses and other authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including federal, state, county and local regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

To the best of the knowledge and belief of the Purchaser, the Purchaser is in full compliance in the conduct of the Business with all terms and conditions of the required Permits, licenses and authorizations, and is also in full compliance with all other environmental limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any state, Federal or local regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

In connection with the Business, the Purchaser, to the best of the knowledge and belief of the Purchaser, is not aware of, nor has the Purchaser received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, controlled,  or hazardous substance or waste.

To the best of the knowledge and belief of the Purchaser, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against the Purchaser in connection with the conduct of the Business, relating in any way to the foregoing laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

The Purchaser agrees to cooperate with the Seller in connection with the Seller's application for the transfer, renewal or issuance of any Permits, licenses, approvals or other Purchaser owned or used Permits, licenses, or other authorizations or to satisfy any environmental regulatory requirements involving the Business conducted by the Purchaser.

(bb)

Purchaser SEC Documents.  The Members represents and warrants that it has read the Purchaser SEC Documents, and has been afforded the opportunity to ask the Purchaser any questions which it desires about the Purchaser's business, financial condition, and corporate history prior to the Closing.

IV. COVENANTS AND AGREEMENTS

4.1

Covenants and Agreements of the Seller.  The Seller covenants and agrees with the Purchaser as follows:

(a)

Use of Name.  On and after the Closing Date, the Company and the Purchaser will have the right to use the names and service marks “Kentucky Diversified Fuels”, “MXP”, “Middle Fork Development Services”, and “School House Branch Site”, alone or together with any other similar names.  The Seller will not use and will not authorize any corporation, partnership, entity or other Person (other than the Purchaser) to use in connection with any coal mine or other environmental business the names “Kentucky Diversified Fuels”, “MXP”, “Middle Fork Development Services”, or “School House Branch Site”, alone or together with any other name, or any name which may be confusingly similar thereto, and if the Seller have authorized any such use, the Seller will promptly cause any such corporation, partnership, entity or other Person so using such name to change its name and to cease using the names “Kentucky Diversified Fuels”, “MXP”, or “Middle Fork Development Services” in any respect.

(b)

Confidentiality.  Neither the Seller nor Purchaser will not disclose the terms of the Transactions contemplated by this Agreement and all other documents relating to or delivered in connection herewith, without the prior written consent of the Purchaser, except to the extent such disclosure is required by Law or an Order, or is made to Representatives and advisors to the Parties, who shall be similarly bound.

(c)

Instruments of Transfer.  At the Closing, the Members shall deliver or cause to be delivered to the Purchaser the original stock certificates evidencing the ownership of the Units, each such certificate signed in blank by Members thereof, guaranteed by a bank or other financial institution reasonably acceptable to the Purchaser. On or before the Closing Date, Members will cause the Company to execute and deliver all deeds, assignments, bills of sale, and other instruments and certificates and to take any and all actions necessary (1) to effectively vest in the Purchaser all the right, title and interest of the Members in and to the Units, and (2) to confirm and assure all right title and interest of the Company in and to the Assets, the Permits, and the Business, effective as of the Closing Date.

(d)

Liabilities of the Company.  Other than those liabilities to be expressly assumed by the Purchaser at the Closing, the Purchaser shall not be assuming or be liable for any indebtedness of the Members, the Company, or the Subsidiaries.

(e)

Employee Benefit Plan.  Prior to the Closing Date, or as soon after the Closing Date as is possible, the Company will take all action necessary to terminate and liquidate the Company’s Plans, if any.  The Seller will indemnify the Purchaser against, and hold the Purchaser harmless from, all losses, judgments, amounts paid in settlement of action or claims, liabilities, costs, damages and expresses, including but not limited to attorney’s fees, accruing from or resulting by reason of the termination of the Plans.

(f)

Seller’s Cooperation Regarding Purchaser’s Applications.  The Seller will exercise their best efforts to support all of the Purchaser’s applications for Permits with all Governmental Authorities, including the Purchasers’ intended applications and agreements with local Governmental Authorities with respect certain applications with respect to additional permitted waste classifications, and shall take such actions and execute and deliver such further documentation as may be reasonably required by the Purchaser in connection with such matters.

V. CONDITIONS TO CLOSING

5.1

Conditions to the Obligations of the Purchaser.  The obligations of the Purchaser to be performed under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless otherwise waived in writing by the Purchaser.

(a)

Representations and Warranties.  The representations and warranties of the Seller set forth in Section III hereof shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date.

(b)

Performance of Obligations.  The Seller shall have performed all obligations, covenants and agreements to be performed by them under this Agreement on or prior to the Closing Date.

(c)

No Adverse Change.  No materially adverse change shall have occurred after the date hereof and remain in effect as of the Closing Date with respect to the condition of the Units or the condition and/or performance of the Assets, the Permits, or the Business being operated by the Company and its Subsidiaries.

(d)

Permits and Environmental Compliance.  The Purchaser shall have obtained an assignment, if required, of all Permits and pending applications of the Company regarding the Assets, the Business, together with the Seller's and the Company’s consent thereto.  The Purchaser shall have obtained, or at its option applied for, all other Permits, licenses, and other authorizations required in connection with the operation of the Assets, including Laws and regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

(e)

Acceptance by the Purchaser.  All actions, proceedings, instruments, opinions and documents required or contemplated by this Agreement shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed.

(f)

Instruments of Transfer.  The Purchaser shall have received such instruments of sale, assignment, transfer, and conveyance as are necessary to vest in the Purchaser all of the right, title, and interest in the Units.

(g)

Consents.  Members will have taken, and caused the Company to have taken, all actions necessary to obtain any consents or approvals required in connection with the purchase of the Units by the Purchaser.

5.2

Conditions to the Obligations of the Seller.  The obligations of the Seller to be performed under this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived, in writing, by the Purchaser.

(a)

Representations and Warranties.  The representations and warranties of the Purchaser set forth in Section IV hereof shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date.

(b)

Performance of Obligations.  The Purchaser shall have performed all obligations, covenants, and agreements required to be performed under this Agreement prior to the Closing Date.

(c)

Authorization.  All action necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser shall remain in full force and effect.

VI. INDEMNITIES

6.1

Indemnity by the Seller.  The Seller agrees to indemnify the Purchaser against and hold harmless from all Damages, including all losses, judgments, amounts in settlement of actions or claims, liabilities, damages, and reasonable costs and expenses, including, but not limited to, attorney’s fees, which accrue from or result by reason of any breach of any of the representations, warranties, covenants, or agreements made or to be performed by the Seller pursuant to this Agreement.

The Seller also agrees that the indemnity provided pursuant to this Section 6.1 shall extend to losses and reasonable costs and expenses, including, but not limited to, attorney’s fees incurred in connection with the defense by the Purchaser of a claim asserted by a third party which, if successful, would constitute a breach by the Members or the Company of any of the representations, warranties, covenants or agreements made or to be performed by the Members or the Company pursuant to this Agreement.

Notwithstanding anything contained herein to the contrary, Purchaser shall not have right to seek indemnification hereunder from Seller unless the aggregate amount of indemnification to which Purchaser is entitled exceeds $75,000, at which time the Seller shall be liable for any amounts over said $75,000.

6.2

Indemnity by the Purchaser.  The Purchaser agrees to indemnify the Seller against, and hold them harmless from, all Damages, including all losses, judgments, amounts paid in settlement of actions or claims, liabilities, damages and reasonable costs and expenses, including but not limited to, attorney’s fees, which accrue from or result by reason of any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Purchaser pursuant to this Agreement.  The Purchaser shall have no other liability under this provision for any other failure of performance except to the extent that any such misrepresentation or failure of performance is the result of willful misconduct or intentional material misrepresentation.

The Purchaser also agrees that the foregoing agreement to indemnify shall, as limited above, extend to loses and reasonable costs and expenses, including, but not limited to attorney’s fees incurred in connection with the defense by the Seller of a claim asserted by a third party, which, if successful, would constitute a breach by the Purchaser of any of the representations, warranties, covenants or agreements made or to be performed by the Purchaser pursuant to this Agreement.

6.3

Right to Defend.  Each indemnified party will promptly notify each indemnifying party of any claim, action or proceeding for which indemnification will be sought pursuant to this Agreement, and the indemnifying party or parties will have the right at (his, her or their) expense to assume the defense thereof; provided, however, that the Purchaser shall have the right to participate at their own expense with respect to any such claim, action or proceeding and that no such claim, action or shall be settled without the prior written consent of the Purchaser.  In connection with any such defense, the parties agree to cooperate with each other and to provide each other with access to relevant books and records now or hereafter in their possession or control.

6.4

Compliance with Bulk Sales Laws.  The Purchaser and the Seller hereby waive compliance with the bulk sales laws and any similar laws of the state of Kentucky in respect of the transactions contemplated by this Agreement. The Seller shall indemnify the Purchaser from, and shall hold the Purchaser harmless against, any Encumbrances, Taxes, fees, liabilities, damages, costs, penalties, and expenses (including reasonable attorney’s fees) resulting from or arising out of (1) the Parties’ failure to comply with any of such Laws in respect of the transactions contemplated by this Agreement, or (2) any Order or action proceeding brought or levy made as a result thereof.

6.5

Other Rights and Remedies Not Affected.  The indemnification rights of the Parties under this Article 6 are independent of and in addition to such rights and remedies as the Parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation, the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.

VII. MISCELLANEOUS

7.1

Publicity.  All press releases and other publicity and communications relating to the Transactions contemplated by this Agreement, and the method of release thereof, will require the mutual written approval of the Seller.

7.2

Survival.  All representations, warranties, covenants, guarantees, and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of the results of any due diligence investigation made by or on behalf of any Party hereto, and shall survive the Closing Date.

7.3

Descriptive Headings.  Descriptive headings used in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.4

Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered or mailed by either (1) certified express mail, postage paid, returned receipt requested, or (2) express delivery service or hand delivery with proof of such delivery, and shall be effective two business (2) days after such mailing or upon delivery, whichever is earlier, to the following addresses or other such addresses as the appropriate Party may advise each other Party hereto.

If to the Purchaser:

To:

Blaze Energy Corp..

Attn: A. Leon Blaser

3350 Americana Terrace

Suite 200

Boise, Idaho 83706

Phone: 208-352-3492

Facsimile: 888-501-1528

Email: leonblaser@blazeenergycorp.com

With a copy to:

Robert Mottern, Esq.

Investment Law Group of Davis Gillett Mottern & Sims

1230 Peachtree Street, NE, Suite 2445

Atlanta, Georgia 30309

Telephone: 404-607-6933

Facsimile: 678-840-2126

Email: bmottern@investmentlawgroup.com

If to the Seller:

To:

Kentucky Diversified Fuels, LLC, MXP, LLC,

Middle Fork Development Services, LLC

Attn: Frank Rosso.

2400 East Commercial Blvd, Suite 711

Fort Lauderdale, FL 33309

Telephone: 954-933-3933

Email: Ffrankjrosso@aol.com

With a copy to:

Charles B. Pearlman, Esq.

Pearlman Schneider LLP

2200 Corporate Blvd., NW, Suite 210

Boca Raton, Florida 33431

Telephone: 561-362-9595

Facsimile: 561-362-9612

Email: charlie@pslawgroup.net>

7.5

Binding Nature; Assignments.  This Agreement is binding upon, and inures to the benefit of the Parties and their respective heirs, successors and assigns.  This Agreement may not be assigned without the prior written consent of the other Party.

7.6

Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the state of Georgia, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

7.7

Venue.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the courts of the state of Georgia, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the applicable District of Georgia, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

7.8

Payments.  Payments hereunder, if any, shall be made by checks drawn on clearing house funds.  Payment of all other amounts due to any party under this Agreement will be made in immediately available funds by wire transfer or by certified or cashier’s check.

7.9

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

7.10

Waiver.   The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a continuing waiver thereof or of any of such Party’s rights hereunder.

7.11

Severability.  If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provisions hereof.  This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

7.12

Further Actions and Assurances.  The Parties shall execute and deliver such additional documents and shall cause such additional action to be taken, before, on and after the Closing Date, as may be required, necessary or appropriate, to effect or evidence the provisions of this Agreement and the Transactions contemplated hereby, including without limitation all such documents and actions as may be required.

7.13

Fiscal Year of the Purchaser.  The fiscal year of the Company and each of the Subsidiaries ends on the 31st day of December of each year.

7.14

Termination by the Purchaser.  This Agreement may be terminated by the Purchaser if any Order, litigation, proceeding, or investigation to restrain or prohibit the consummation of the Transactions contemplated by this Agreement shall have been instituted or threatened prior to the Closing Date or if the Purchaser reasonably believes that the consummation of such Transactions may result in any such Order, litigation, proceeding or investigation.

7.15

Specific Performance.  The Parties agree that money damages shall not constitute an adequate remedy at law for the Purchaser in the event of the failure by Seller to deliver title to the Units in accordance with this Agreement.  The parties further agree that the Purchaser shall be entitled, at its sole option, to obtain specific performance by the Seller of the obligations hereunder and to seek other equitable remedies with respect to such default by the Seller.

7.16

Expenses.  Each of the Parties shall bear its own expenses in connection herewith, including all accounting, legal, appraisal fees, and settlement charges.

7.17

Entire Agreement.  This Agreement and the closing documents, Exhibits, Schedules, and attachments specifically referred to or incorporated herein constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, among the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first written.

THE SELLER:

THE COMPANY:

KENTUCKY DIVERSIFIED FUELS, LLC

By:

Name:

Frank Rosso

Its:

Authorized Member

THE MEMBERS:

MAXGO, LLC

By:

Name:

Philip C. Haan

Its:

Managing Partner

BMM-EMPIRE, L.L.C.

By:

Name:

Frank J. Rosso

Its:

Co-Director,

THE SUBSIDIARIES:

MXP. LLC

By:

Name:

Frank J. Rosso

Its:

Authorized Member

MIDDLE FORK DEVELOPMENT SERVICES, LLC

By:

Name:

Frank J. Rosso

Its:

Authorized Member

THE PURCHASER

BLAZE ENERGY CORP.

By:

Name:

A. Leon Blaser

Its:

Chief Executive Officer

SCHEDULE A

LIST OF COMPANY ASSETS

SCHEDULE B

LIST OF PURCHASER ASSETS

SCHEDULE C

COMPANY FINANCIAL STATEMENTS

SCHEDULE D

COMPANY DOCUMENTS FURNISHED

SCHEDULE E

PURCHASER SEC DOCUMENTS

SCHEDULE F

PURCHASER FINANCIAL STATEMENTS

SCHEDULE G

PURCHASER DOCUMENTS FURNISHED